SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 17, 2011

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-6622	53-0261100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Current Report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K, filed May 23, 2011 (the “Original Filing”), in which WRIT reported voting results for its Annual Meeting of Shareholders held on May 17, 2011 (the “2011 Annual Meeting”), including the voting results for both WRIT’s non-binding shareholder advisory vote on the compensation of its named executive officers (the “Say on Pay Vote”) and WRIT’s non-binding shareholder advisory vote regarding the frequency of future Say on Pay Votes (the “Frequency Vote”). Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2011, WRIT reported in the Original Filing that a majority of its shareholders entitled to vote at the 2011 Annual Meeting had voted to recommend, on a non-binding advisory basis, an annual frequency for future Say on Pay Votes.

On July 28, 2011, WRIT’s Board of Trustees determined that, consistent with the Board of Trustees’ recommendation for the 2011 Annual Meeting, WRIT will hold future Say on Pay Votes on an annual basis until the next required Frequency Vote is conducted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Laura M. Franklin
Laura M. Franklin
Executive Vice President Accounting,
Administration and Corporate Secretary

Date: August 1, 2011